Exhibit 99.3

MERGER TRANSACTION BETWEEN ZEEKR INTELLIGENT TECHNOLOGY HOLDING

LIMITED AND GEELY AUTOMOBILE HOLDINGS LIMITED

ADS ELECTION PACK

NOTE: The ADS Election Form is to be filled out ONLY by registered holders of ZEEKR ADSs (as defined below) and is being provided only for information to persons that hold ZEEKR ADSs through brokers or other intermediaries.

Table of Contents

ADS ELECTION FORM AND LETTER OF TRANSMITTAL (“ADS ELECTION FORM”)		1

INTRODUCTION		1
ELECTION CHOICES		6

	Step 1. DESCRIPTION OF ZEEKR ADSS SURRENDERED	6
	Step 2. ELECTION	7
	Step 3. SIGNATURE(S) REQUIRED	10

INSTRUCTIONS FOR COMPLETING THE ADS ELECTION FORM		13

1.	Signature Guarantees	13
2.	Signatures on the ADS Election Form; Stock Powers and Endorsements; Authority to Act	13
3.	Special Issuance and Delivery Instructions	13
4.	Inadequate Space	14
5.	Method of Delivery	14
6.	IRS Form W-9; Backup Withholding	14

ELECTION INFORMATION BOOKLET		15

1.	Why have I been sent an ADS Election Form?	15
2.	What is the ADS Election Form?	16
3.	If I am a Registered Zeekr ADS Holder, how do I make an election?	16
4.	If I hold my Zeekr ADSs through a securities intermediary such as a broker, bank or other intermediary, how do I make an election?	17
5.	When is my election due?	17
6.	What happens if I do not make an election, miss the deadline for making an election or otherwise fail to make a valid election?	18
7.	I have received more than one set of identical election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?	18
8.	Under the terms of the Merger Agreement, what will I receive in exchange for my Zeekr ADSs upon completion of the Transaction?	18
9.	What is a Geely ADS?	19
10.	Do I have to make an election with respect to all the Zeekr ADSs that I own? Do I have to make the same election with respect to all the Zeekr ADSs that I own?	19
11.	Am I guaranteed to receive what I ask for in my election that is validly made if the Merger is consummated?	20
12.	Will I receive any fractional Geely ADSs?	20
13.	How long will it take to receive the Cash Consideration or the Stock Consideration after the effective date of the Transaction?	20

14.	What are the tax consequences associated with each of the election options?	20
15.	Are there any fees associated with the exchange of Zeekr ADSs for the merger consideration?	21
16.	Will the Geely ADSs to be delivered to me in the Transaction in exchange for my Zeekr ADSs, if any, be publicly traded on a stock exchange?	21
17.	Can I receive the Stock Consideration payable to me with respect to any of my Zeekr ADSs in the form of Geely Shares rather than Geely ADSs?	22
18.	Can I revoke my election?	22
19.	How will I know when the Merger is completed?	23
20.	Irregularities.	23
21.	Who do I call if I have additional questions?	23

EXHIBITS

IRS Form W-9

IRS Forms W-8

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ADS ELECTION FORM AND LETTER OF TRANSMITTAL (“ADS ELECTION FORM”)

Merger Transaction between ZEEKR Intelligent Technology Holding Limited and
Geely Automobile Holdings Limited

NOTE: This ADS Election Form is to be filled out ONLY by registered holders of ZEEKR ADSs (as defined below) and is being provided only for information to persons that hold ZEEKR ADSs through brokers or other intermediaries.

Please read and follow the accompanying Instructions and Election Information Booklet (each forming part of the terms and conditions of this ADS Election Form) carefully and deliver to:

If delivering by courier: The Bank of New York Mellon Voluntary Corporate Actions – Suite V 150 Royall Street Canton, Massachusetts 02021	If delivering by mail: The Bank of New York Mellon Voluntary Corporate Actions – Suite V P.O. Box 43011 Providence, Rhode Island 02940-3011

YOUR DEADLINE TO MAKE, CHANGE OR REVOKE AN ELECTION IS the ADS Election Return Deadline, as described below.

12.3 shares of Geely Automobile Holdings Limited

or

US$26.87 in cash

For each American depositary share representing ten ordinary shares of ZEEKR Intelligent Technology Holding Limited

INTRODUCTION

On July 15, 2025, ZEEKR Intelligent Technology Holding Limited (“Zeekr”), Geely Automobile Holdings Limited (“Geely”) and Keystone Mergersub Limited, a wholly owned subsidiary of Geely (“Merger Sub”) entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”) that provides for the acquisition of Zeekr by Geely. On the terms and subject to the conditions set forth in the Merger Agreement, among other things, the Merger Sub will merge with and into Zeekr, with Zeekr being the surviving company of the merger and becoming a wholly owned subsidiary of Geely (the “Merger” or the “Transaction”).

At the extraordinary general meeting of Zeekr shareholders held on September 15, 2025, Zeekr shareholders considered and voted on, among other matters, a proposal to authorize and approve the Merger and the other transactions contemplated by the Merger Agreement. The proxy statement for such meeting, dated August 4, 2025 (the “Proxy Statement”) was previously mailed to Zeekr shareholders of record as of August 14, 2025, and is also available through the U.S. Securities and Exchange Commission’s (the “SEC”) web site at www.sec.gov. The closing of the Transaction is subject to the adoption and approval of such proposal by Zeekr shareholders, the approval of the Transaction by independent shareholders of Geely and the satisfaction of certain other closing conditions as set forth in the Merger Agreement.

Under the terms of the Merger Agreement, a copy of which is attached as Annex A to the Proxy Statement, each Zeekr shareholder (other than any Hong Kong Non-Professional Investor) has the opportunity to elect to receive, as merger consideration, for any ordinary share of Zeekr, par value US$0.0002 per share (each, a “Zeekr Share”, and collectively, “Zeekr Shares”) that such shareholder owns (other than certain excluded shares as set forth in the Merger Agreement), without interest and net of any applicable withholding taxes, either:

(1)	US$2.687 in cash per Zeekr Share; or

(2)	1.23 fully paid, non-assessable shares of Geely with a nominal value of HK$0.02 each (each, a “Geely Share”, and collectively, “Geely Shares”) per Zeekr Share.

Under the terms of the Merger Agreement, The Bank of New York Mellon (the “Depositary”), as the registered holder of Zeekr Shares underlying American depositary shares each representing ten (10) Zeekr Shares (each, a “Zeekr ADS”, and collectively, “Zeekr ADSs”), has the opportunity to make elections as described above with respect to such Zeekr Shares, based on instructions from holders of Zeekr ADSs representing such Zeekr Shares. Specifically, each holder of Zeekr ADSs (other than any Hong Kong Non-Professional Investor) has the opportunity to instruct the Depositary that such Zeekr ADS holder elects to receive, as merger consideration, for any Zeekr ADS that such Zeekr ADS holder owns (other than certain Zeekr ADSs constituting excluded shares as set forth in the Merger Agreement), without interest and net of any applicable withholding taxes, either:

(1)	US$26.87 in cash per Zeekr ADS (“Cash Consideration”, and such election, a “Cash Election”); or

(2)	12.3 fully paid, non-assessable Geely Shares per Zeekr ADS (“Stock Consideration”, and such election, a “Stock Election”), which will be deposited for delivery of American depositary shares, each representing and exchangeable for twenty (20) Geely Shares (each, a “Geely ADS”, and collectively, “Geely ADSs”).

For further information about Geely ADSs, see the description of Geely ADSs contained in section entitled “Description of Geely American Depositary Shares” beginning on page 58 of the Proxy Statement.

Notwithstanding anything to the contrary in the Merger Agreement or in this ADS Election Form, a Zeekr ADS holder who is a Hong Kong Non-Professional Investor may only make a Cash Election and may not make a Stock Election with respect to any Zeekr ADS owned by such Zeekr ADS holder. Any election made by or on behalf of a Hong Kong Non-Professional Investor will not have been validly made to the extent that it purports to be a Stock Election. “Hong Kong Non-Professional Investor” means any person (i)(x) whose address as shown on the register of ADS holders maintained by the Depositary or any direct or indirect participant in The Depository Trust Company (“DTC”) system with respect to Zeekr ADSs is an address in Hong Kong; or (y) whose primary residential address (in the case of a corporation, its registered address) is an address in Hong Kong; and (ii) does not qualify as a professional investor pursuant to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder. You should consult your own Hong Kong counsel if you are in any doubt whether you are a Hong Kong Non-Professional Investor.

Notwithstanding anything to the contrary in the Merger Agreement or in this ADS Election Form, a Zeekr ADS holder who is a PRC ODI Investor and who makes a Stock Election with respect to any Zeekr ADS owned by such Zeekr ADS holder must have all Applicable ODI Filings completed prior to the Election Deadline. Any Stock Election made by or on behalf of a PRC ODI Investor will not be considered validly made unless, prior to the Election Deadline, all Applicable ODI Filings applicable to such PRC ODI Investor have been completed and remain in full force and effect, and such PRC ODI Investor has provided or otherwise made available satisfactory documentary evidence thereof to Geely, which evidence must been marked to identify the name of such PRC ODI Investor or the voluntary offer identification number assigned by DTC in connection with such election if made through the DTC’s Automated Tender Offer Program (“ATOP”), as applicable. “PRC ODI Investor” means any person who or whose affiliate is required to complete any NDRC Filings, MOFCOM Filings or SAFE Filings in connection with its receipt of the applicable Stock Consideration in the Merger pursuant to the terms of the Merger Agreement (such NDRC Filings, MOFCOM Filings and SAFE Filings, to the extent required to be completed by such person or its affiliate prior to its receipt of the applicable Stock Consideration, such person’s “Applicable ODI Filings”). “NDRC Filings” means collectively, any filings with, reporting to or permits, authorizations, consents and approvals of the National Development and Reform Commission of the PRC (or its successor), or the local counterpart of such Governmental Entity, which are required to be made under the Measures for the Administration of Overseas Investment of Enterprises (《企业境外投资管理办法》) promulgated by the National Development and Reform Commission of the PRC on December 26, 2017, and effective from March 1, 2018 (as amended, supplemented or otherwise modified from time to time), or any replacement or successor Law thereof. “MOFCOM Filings” means, collectively, any filings with, reporting to, registrations with or permits, authorizations, consents and approvals of the Ministry of Commerce of the PRC (or its successor), or the local counterpart of such Governmental Entity, which are required to be made under the Measures for the Administration of Overseas Investment (《境外投资管理办法》) promulgated by the Ministry of Commerce of the PRC on September 6, 2014, and effective from October 6, 2014 (as amended, supplemented or otherwise modified from time to time), or any replacement or successor Law thereof. “SAFE Filings” means any filings or registrations with the State Administration of Foreign Exchange of the PRC (or its successor), the local counterpart of such Governmental Entity, or a commercial bank authorized by the foregoing, which are required to be made under the Regulations on Foreign Exchange Administration of Outbound Direct Investment by Domestic Institutions (《境内机构境外直接投资外汇管理规定》) promulgated by the State Administration of Foreign Exchange of the PRC on July 13, 2009, and effective from August 1, 2009 (as amended, supplemented or otherwise modified from time to time), or any replacement or successor Law thereof. “PRC” means the People’s Republic of China, excluding, for purposes of the Transaction, Hong Kong, Macau and Taiwan. You should consult your own PRC counsel if you are in any doubt whether you are a PRC ODI Investor.

This ADS Election Form is provided for Registered Zeekr ADS Holders to indicate their election to receive the Cash Consideration or the Stock Consideration for their Zeekr ADSs. “Registered Zeekr ADS Holder” means any holder of Zeekr ADSs registered on the register of ADS holders maintained by the Depositary.

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If you are a Registered Zeekr ADS Holder, you should return to the Depositary, at the address shown above on the first page of this ADS Election Form:

(1)	the ADS Election Form, duly completed and signed (accompanied, where applicable, by proper evidence of the signing person’s authority to act as described in Instruction 2, with signature guarantee if required as described in Instructions 1, 2 and 3);

(2)	if the Zeekr ADSs to which the ADS Election Form relates are certificated, the certificate(s) evidencing such Zeekr ADSs; and

(3)	a duly completed and signed Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable (items (1) through (3) collectively, the “Election Documents”)

Do not send any Election Documents to Zeekr or Geely as delivery of any Election Documents to any person other than the Depositary at the address set forth above will not constitute a valid election.

If you hold your Zeekr ADSs through a securities intermediary such as a broker, bank or other intermediary, (i) you should make an election with respect to such Zeekr ADSs by giving instructions to your securities intermediary so that they can make an election for your Zeekr ADSs on your behalf through the DTC’s ATOP System in accordance with your instructions and (ii) you should NOT complete this ADS Election Form, which is provided to you for information as its terms also govern your election. Please provide your instructions to your securities intermediary by following their procedure and requirements. Please contact your securities intermediary with any questions.

The “Election Deadline” for the Depositary to make elections with respect to the Zeekr Shares underlying your Zeekr ADSs is:

(1)	5:00 p.m., U.S. Eastern Time, on a Business Day as determined by Geely in good faith; and

(2)	not expected until the fourth quarter of 2025.

Geely and Zeekr will make a public announcement or issue a press release in respect of the anticipated Election Deadline at least five Business Days prior to the anticipated Election Deadline. Zeekr will furnish such public announcement or press release under Form 6-k, which will be available through the SEC’s web site at www.sec.gov. “Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York city, New York, the Cayman Islands, Hong Kong or Shanghai, China.

Unless the Depositary has otherwise advised you of an earlier processing deadline, if you are a Registered Zeekr ADS Holder, it is imperative that the Depositary RECEIVES all your Election Documents no later than 5:00 p.m., U.S. Eastern Time on the second Business Day prior to the Election Deadline (the “ADS Election Return Deadline”). If you miss the ADS Election Return Deadline, your election with respect to your Zeekr ADSs will not be considered validly made, the Depositary will not make an election with respect to the Zeekr Shares underlying such Zeekr ADSs, and will therefore receive cash as consideration for such Zeekr Shares. As a result, you will receive Cash Consideration for such Zeekr ADSs.

Similarly, if you hold your Zeekr ADSs through a securities intermediary such as a broker, bank or other intermediary, it is imperative that the Depositary RECEIVES your election, through your securities intermediary, no later than the ADS Election Return Deadline. Otherwise, your election with respect to your Zeekr ADSs will not be considered validly made, the Depositary will not make an election with respect to the Zeekr Shares underlying such Zeekr ADSs, and will therefore receive cash as consideration for such Zeekr Shares. As a result, you will receive Cash Consideration for such Zeekr ADSs. Please follow the timeline for submitting your election instructions to your securities intermediary, as prescribed by your securities intermediary, which will be earlier than the ADS Election Return Deadline, so as to give your securities intermediary time to make an election to the Depositary on your behalf based on your instructions.

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There is a limited period of time for you to make your election. Therefore, you are encouraged to return your Election Documents or instruct your securities intermediary on your election as promptly as possible. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the Transaction, Georgeson LLC (“Georgeson” or the “Information Agent”) at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada).

If you do not make a valid election with respect to any of your Zeekr ADSs, you will receive Cash Consideration with respect to such Zeekr ADSs.

The Merger Agreement and this ADS Election Form govern the merger consideration that you, as a Zeekr ADS holder, will receive if the Transaction is completed. Your election may also affect the tax consequences of the Transaction to you. You should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Zeekr ADSs for the Stock Consideration, Cash Consideration or a combination of the Stock Consideration and Cash Consideration, including the tax consequences of the various election options.

Neither Zeekr nor Geely is making any recommendation as to whether Zeekr ADS holders should elect to receive Cash Consideration, Stock Consideration or a combination thereof in the Merger. Each Zeekr ADS holder must make its, his or her own decision with respect to such election.

If the Merger is completed, whether or not you make a valid election, you will be charged fees by the Depositary in connection with the surrender and exchange of your Zeekr ADSs for merger consideration. The fees are US$0.05 per Zeekr ADS for surrender of Zeekr ADSs and US$0.02 per Zeekr ADS for Depositary services. If you make a valid Cash Election or do not make a valid election and receive the Cash Consideration as a result, the fees will be deducted from your Cash Consideration. If you make a valid Stock Election, the fees will be (i) required to be paid by you by check to be returned with this ADS Election Form (if you are a Registered Zeekr ADS Holder) or (ii) charged to your cash account with your securities intermediary such as a broker, bank or other intermediary (if you hold Zeekr ADSs through such securities intermediary) when the applicable Stock Consideration is delivered to you.

You can find additional information on the terms of the Transaction and related transactions in the Proxy Statement, which was previously mailed to Zeekr shareholders of record as of August 14, 2025, and is also available through the SEC’s web site at www.sec.gov. The information contained in the Proxy Statement is current as of August 4, 2025, the date of the Proxy Statement, and does not reflect subsequent developments. Neither Zeekr or Geely has authorized anyone to provide you with information that is different from what is contained or expressly incorporated by reference in the Proxy Statement.

Geely will not become listed on any stock exchange in the United States as a result of the Transaction.

The issuance of Geely Shares (if any) in the Merger will be conducted without registration under the Securities Act of 1933, as amended, pursuant to the exemption provided by Rule 802 thereunder, rather than pursuant to an effective registration statement on Form F-4 or any other registration statement, and is not subject to the disclosure requirements applicable to a registration statement on Form F-4 or any other registration statement. Zeekr, Geely and any of their affiliates participating in the Merger will be exempt from the requirements of Rule 13e-3 promulgated under the Exchange Act of 1934 (including with respect to the requirement that a Schedule 13E-3 be filed with the SEC) pursuant to the exemption provided by Rule 13e-3(g)(6). Neither Zeekr nor Geely is making any disclosure pursuant to such disclosure requirement, whether in the Merger Agreement, the Proxy Statement, the ADS Election Form, or any documents filed or furnished with the SEC or otherwise disseminated to any Zeekr shareholders or Zeekr ADS holders in connection with the Merger.

Neither the SEC nor any securities commission of any State of the U.S. has (a) approved or disapproved of the Merger; (b) passed upon the merits or fairness of the Merger; or (c) passed upon the adequacy or accuracy of any disclosure, whether in the Merger Agreement, the Proxy Statement, the ADS Election Form, or any documents filed or furnished with the SEC in connection with the Merger. Any representation to the contrary is a criminal offense in the U.S.

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The Merger involves securities of two Cayman Islands companies and will be implemented and is subject to procedural and disclosure requirements that are different from those of the United States. Financial statements included or incorporated by reference herein, if any, have been prepared in accordance with foreign financial accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws (if any), since Geely is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Geely may purchase securities otherwise than under the Merger, such as in open market or privately negotiated purchases.

As noted above, the Merger is subject to the satisfaction of several closing conditions. Nothing in this ADS Election Form or the accompanying Instructions or Election Information Booklet is intended to indicate whether or when such closing conditions may be satisfied or to confirm whether or when the Merger will be completed.

If you have any questions regarding the election materials, please call Georgeson, the Information Agent for the Transaction, at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada).

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ELECTION CHOICES

Step 1. DESCRIPTION OF ZEEKR ADSS SURRENDERED

Name(s) and Address(es) of Registered Holder
(Please fill in, if blank, exactly as name(s)
appear(s) on the books of The Bank of New York
Mellon, as depositary with respect to Zeekr ADSs
(the “Depositary”)	Zeekr ADSs Surrendered (Attach additional list if necessary)
	Certificate Number or Numbers, if applicable	Number of Zeekr ADSs

Total Zeekr ADSs held:

[END OF STEP 1]

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Step 2. ELECTION. The undersigned, being a holder of Zeekr ADSs registered on the register of ADS holders maintained by the Depositary, hereby elects to receive the following as consideration for the Zeekr ADSs owned by the undersigned:

ELECTION CHOICES

(Please make your marks like this   ☒)

1.	STOCK CONSIDERATION (12.3 Geely Shares per Zeekr ADS)

1A ☐	Mark this box to elect to receive Stock Consideration with respect to ALL of your Zeekr ADSs.
1B ☐	Mark this box to elect to receive Stock Consideration with respect to the following number of your Zeekr ADSs. Please fill in below the number of Zeekr ADSs for which you would like to receive Stock Consideration. ☐, ☐☐☐, ☐☐☐, ☐☐☐

By checking the box in 1A or 1B above, the undersigned represents and warrants to Geely that:

(1)           the undersigned is not a Hong Kong Non-Professional Investor and is not making the election in 1A or 1B on behalf of any Hong Kong Non-Professional Investor;

(2)           the undersigned understands that any election made by or on behalf of a Hong Kong Non-Professional Investor will not be considered validly made to the extent it elects to receive Stock Consideration;

(3)           the undersigned understands that (i) an investment in Geely is speculative and involves substantial risks; (ii) none of Zeekr or Geely or any of their respective directors, officers, employees, partners, shareholders, affiliates, advisers, attorneys-in-fact, representatives, or agents makes or has made any representations or warranties to the undersigned in connection the issuance of any Geely Shares or Geely ADSs representing such Geely Shares to the undersigned; (iii) the undersigned must perform its own independent due diligence and independent analysis of the merits and risks of an investment in Geely prior to making an election to receive Geely Shares (including Geely Shares represented by Geely ADSs) for any of its Zeekr ADSs;

(4)           the undersigned has, independently and without reliance upon Zeekr, Geely or any of their respective directors, officers, employees, partners, shareholders, affiliates, advisers, attorneys-in-fact, representatives, or agents, and based on such documents and information (including publicly available information about Geely, none of which should be deemed as incorporated by reference into the Proxy Statement, the ADS Election Form, or any documents filed or furnished with the SEC or otherwise disseminated to any Zeekr shareholders or Zeekr ADS holders in connection with the Merger) as the undersigned has deemed appropriate, made its own investigation into the business, operations, property, financial and other condition, creditworthiness and consequences of investing in Geely and made its own investment decision with respect to its prospective investment in Geely; and

(5)           the undersigned has consulted, to the extent deemed appropriate by the undersigned, with the undersigned’s own advisers as to the financial, tax, legal, accounting, regulatory, and related matters concerning an investment in Geely.

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If you check the box in 1A or 1B above, you must check ONE (AND ONLY ONE) OF the boxes in 1C or 1D below.
1C ☐	The undersigned is not a PRC ODI Investor.
1D ☐	The undersigned is a PRC ODI Investor, and acknowledges and understands that notwithstanding anything to the contrary in the Merger Agreement or in this ADS Election Form, the election in 1A or 1B, as applicable, will not be considered validly made unless, prior to the Election Deadline, all Applicable ODI Filings applicable to the undersigned have been completed and remain in full force and effect, and satisfactory documentary evidence thereof has been provided or otherwise made available to Geely.

2.	CASH CONSIDERATION (US$26.87 in cash per Zeekr ADS)

2A ☐	Mark this box to elect to receive Cash Consideration with respect to ALL of your Zeekr ADSs.
2B ☐	Mark this box to elect to receive Cash Consideration with respect to the following number of your Zeekr ADSs. Please fill in below the number of Zeekr ADSs for which you would like to receive Cash Consideration. ☐, ☐☐☐, ☐☐☐, ☐☐☐

WITH RESPECT TO ANY OF YOUR ZEEKR ADSs, YOU WILL BE DEEMED TO NOT HAVE MADE AN ELECTION AND THEREFORE WILL RECEIVE CASH CONSIDERATION FOR THEM, IF WITH RESPECT TO SUCH ZEEKR ADSs:

•	You fail to follow the instructions to this “ADS Election Form” or otherwise fail to make a valid election;

•	A duly completed and signed “ADS Election Form,” together with all your other Election Documents, is not actually RECEIVED by the Depositary by the ADS Election Return Deadline; or

•	You properly revoke a prior election on time without making a new election on time.

If the number of Zeekr ADSs for which you elect to receive the Stock Consideration exceeds the total number of your Zeekr ADSs, you will be deemed to not have made a valid election as to the form of consideration to be received in exchange for any of your Zeekr ADSs. As a result, you will receive Cash Consideration for all of your Zeekr ADSs.

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If the number of Zeekr ADSs for which you elect to receive the Stock Consideration does not exceed the total number of your Zeekr ADSs, but (i) the number of Zeekr ADSs for which you elect to receive the Stock Consideration and (ii) the number of Zeekr ADSs for which you elect to receive the Cash Consideration together exceed the total number of your Zeekr ADSs, you will be deemed to have made an election to receive (x) Stock Consideration in respect of such number of Zeekr ADSs for which you have elected to receive the Stock Consideration, and (y) Cash Consideration for any remaining Zeekr ADSs held by you.

Geely Shares issuable to you in the Transaction, if any, will be deposited for delivery of Geely ADSs. Such Geely ADSs themselves cannot be traded on any stock exchange. You can surrender your Geely ADSs to become a holder of the Geely Shares represented by such Geely ADSs subject to the terms of the Geely Deposit Agreement (including, among other things, payment of related fees, charges and taxes, as described under Question 16 on the Information Booklet attached to this ADS Election Form). Thereafter, at any time when Geely remains listed on the Hong Kong Stock Exchange, such Geely Shares can be traded on the Hong Kong Stock Exchange after you deposit them into the Central Clearing and Settlement System (“CCASS”) operated by Hong Kong Securities Clearing Company Limited, through your broker which is a direct or indirect participant of the CCASS system and pursuant to CCASS’s procedures and requirements.

To be effective, this ADS Election Form, together with all your other Election Documents, must be duly completed, signed and delivered to and RECEIVED by the Depositary by the ADS Election Return Deadline. Do NOT send your Election Documents to Zeekr or Geely.

[END OF STEP 2]

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Step 3. SIGNATURE(S) REQUIRED.

By executing this ADS Election Form, the undersigned Zeekr ADS holder covenants, represents and warrants to Zeekr and Geely that:

(i)	such Zeekr ADS holder is the registered owner of the Zeekr ADSs to which this ADS Election Form relates and has good title to such Zeekr ADSs and full power and authority to complete, execute and deliver this ADS Election Form and to make the election with respect to such Zeekr ADSs as specified in this ADS Election Form, without any violation of any contractual or other restriction on the transfer thereof;

(ii)	such Zeekr ADSs are free and clear of all hypothecs, liens, charges, encumbrances, mortgages, security interests and adverse claims;

(iii)	all information inserted into this ADS Election Form by such Zeekr ADS holder is accurate; the beneficial owner of the Zeekr ADSs to which this ADS Election Form relates (if different from the undersigned) consents to the provision of that information, including any personal data in this ADS Election Form, to Geely and to the Depositary and the further transfer of that information and personal data for the purposes of the election being made;

(iv)	such Zeekr ADS holder agrees that as between the undersigned and the Depositary all questions as to the validity of the election and compliance by the undersigned with the election procedures and requirements set forth in this ADS Election Form (including whether any election, revocation or change has been properly or timely made) with respect to such Zeekr ADSs will be determined by the Depositary in its sole discretion and such determination shall be final and binding upon the undersigned; none of Zeekr, Geely, the Depositary or any other person is or will be obligated to give notice of any defects or irregularities in the election with respect to such Zeekr ADSs and none of them will incur any liability for failure to give any such notice;

(v)	such Zeekr ADS holder will execute, upon request, any additional documents reasonably deemed by the Depositary to be necessary or desirable to complete the surrender and exchange of such Zeekr ADSs for the Cash Consideration or Stock Consideration, as applicable, such Zeekr ADS holder is entitled to receive, as set forth in the Merger Agreement and this ADS Election Form;

(vi)	such Zeekr ADS holder irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to make the election specified in this ADS Election Form with respect to the Zeekr Shares underlying the Zeekr ADSs with respect to which election is being made, and to surrender and exchange such Zeekr ADSs, including any certificates evidencing such Zeekr ADSs, and the underlying Zeekr Shares, for the applicable Cash Consideration or Stock Consideration, to which the undersigned is entitled, as set forth in the Merger Agreement and this ADS Election Form;

(vii)	all authority conferred or agreed to be conferred by such Zeekr ADS holder in this ADS Election Form may be exercised during any subsequent legal incapacity of such Zeekr ADS holder and shall survive the death, incapacity, bankruptcy or insolvency of such Zeekr ADS holder and all obligations of such Zeekr ADS holder in this ADS Election Form shall be binding upon any heirs, personal representatives and successors of such Zeekr ADS holder; and

(viii)	such Zeekr ADS holder waives any right to receive any notice from the Depositary of the acceptance of the surrendered Zeekr ADSs.

Election Form - Page 10

IMPORTANT — SIGN HERE (Complete Form W-9 or Form W-8 Included Below)
Signature(s) of Owner(s)
Name(s):
Capacity (full title):
Address:

(Include Zip Code)
Area Code and Telephone Number:
Email Address: Dated:
(Must be signed by registered holder(s) exactly as name(s) appear(s) on the books of the Depositary.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above on the line marked “Capacity (full title)” and see Instruction 2.)

SIGNATURE GUARANTEE(S) (If required see Instructions 1 and 2)

FOR USE BY FINANCIAL INSTITUTIONS ONLY FINANCIAL INSTITUTIONS: PLACE MEDALLION GUARANTEE IN SPACE BELOW.
Authorized signature(s):
Name:
Title:
Name of Firm:
Address:

(Include Zip Code)
Area Code and Telephone Number:
Dated:

Election Form - Page 11

SPECIAL PAYMENT INSTRUCTIONS

Medallion Guaranty Stamp Required

(See Instructions 1, 2 and 3)

To be completed ONLY if Geely ADSs representing the Stock Consideration are to be registered or checks for the Cash Consideration are to be made payable in the name of someone other than the undersigned.

Issue Geely ADSs or make checks payable to:

Name:
(Please Print)

Address:

(Taxpayer Identification No.)

SPECIAL DELIVERY INSTRUCTIONS

Medallion Guaranty Stamp Required

(See Instructions 1, 2 and 3)

To be completed ONLY if confirmations of registration of Geely ADSs representing the Stock Consideration or checks for the Cash Consideration are to be sent to someone other than the undersigned.

Name:
(Please Print)

Address:

(Taxpayer Identification No.)

[END OF STEP 3]

Election Form - Page 12

INSTRUCTIONS FOR COMPLETING THE ADS ELECTION FORM

(Please read carefully the instructions below)

1.	Signature Guarantees

Except as otherwise provided below, all signatures on this ADS Election Form must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this ADS Election Form need not be guaranteed (i) if this ADS Election Form is signed by the registered holder(s) of the Zeekr ADSs surrendered herewith and such holder(s) has(ve) not completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” on this ADS Election Form or (ii) if such Zeekr ADSs are surrendered for the account of an Eligible Institution. See Instruction 2.

2.	Signatures on the ADS Election Form; Stock Powers and Endorsements; Authority to Act

If this ADS Election Form is signed by the registered holder(s) of the Zeekr ADSs surrendered hereby, the signature(s) must correspond with the name(s) as written on the books of the Depositary without alteration, enlargement or any change whatsoever.

If any of the Zeekr ADS surrendered are owned by two or more joint owners, all such owners must sign the ADS Election Form.

If any of the Zeekr ADSs surrendered hereby are registered in different names on the books of the Depositary, it will be necessary to complete, sign and submit as many separate ADS Election Forms as there are different registrations on the books of the Depositary.

If this ADS Election Form is signed by the registered holder(s) of the Zeekr ADSs surrendered hereby, no separate stock powers are required unless payment of the Merger consideration is to be made in the name of any person other than the registered holder(s). Signatures on any such stock powers must be guaranteed by an Eligible Institution.

If this ADS Election Form is signed by a person other than the registered holder(s) of the Zeekr ADSs surrendered hereby, this ADS Election Form must be accompanied by appropriate stock powers signed exactly as the name(s) of the registered holder(s) appear(s) on the books of the Depositary. Signature(s) on any such stock powers must be guaranteed by an Eligible Institution.

If this ADS Election Form or any stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted to the Depositary together with the ADS Election Form. Proper evidence of authority includes a power of attorney, a letter testamentary or a letter of appointment. The Depositary, at its discretion, may require additional evidence of appointment or authority or additional documentation.

3.	Special Issuance and Delivery Instructions

If Geely ADSs are to be registered in the name of, or checks for cash consideration are to be made payable to, or if confirmations of registration of Geely ADSs or checks are to be delivered to someone other than the person(s) signing this ADS Election Form or at an address other than that shown above, the appropriate “Special Issuance Instructions” or “Special Delivery Instructions” boxes on this ADS Election Form should be completed. See Instructions 1 and 2.

Instructions - Page 13

4.	Inadequate Space. If the space provided in Step 1 on the ADS Election Form is inadequate, the certificates evidencing Zeekr ADSs being surrendered should be listed on a separate signed schedule and attached hereto.

5.	Method of Delivery. Your ADS Election Form, together with all other Election Documents, must be sent or delivered to the Depositary at the address provided on the first page of the ADS Election Form (which is also reproduced below for your easy reference).

If delivering by courier: The Bank of New York Mellon Voluntary Corporate Actions – Suite V 150 Royall Street Canton, Massachusetts 02021	If delivering by mail: The Bank of New York Mellon Voluntary Corporate Actions – Suite V P.O. Box 43011 Providence, Rhode Island 02940-3011

Do not send your Election Documents to Geely or Zeekr, because they will not be forwarded to the Depositary, and your election therefore will be invalid. The method of delivery is at the option and risk of the electing Zeekr ADS holder.

Delivery will be deemed effective only when RECEIVED.

6.	IRS Form W-9; Backup Withholding

Under U.S. federal income tax laws, a non-exempt Registered Zeekr ADS Holder may be subject to backup withholding unless such Registered Zeekr ADS Holder provides the appropriate documentation to the Depositary certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption.

Accordingly, Registered Zeekr ADS Holders that are U.S. persons for U.S. income tax purposes should complete and sign an IRS Form W-9, attached herein for this purpose. Please review the enclosed instructions for IRS Form W-9 for additional details regarding the provision of a TIN. Exempt Registered Zeekr ADS Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt Registered Zeekr ADS Holder should indicate its exempt status on IRS Form W-9 (enclosed herein). See the instructions for IRS Form W-9 for additional instructions.

In order for a non-U.S. person to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an IRS Form W-8 (enclosed herein) signed under penalties of perjury attesting to such exempt status. Please read the instructions for IRS Form W-8 to determine which Form W-8 applies to you.

Zeekr ADS holders should consult their tax advisor regarding compliance with the backup withholding rules.

Instructions - Page 14

ELECTION INFORMATION BOOKLET

Reference is made to the Agreement and Plan of Merger, dated July 15, 2025, by and among ZEEKR Intelligent Technology Holding Limited (“Zeekr”), Geely Automobile Holdings Limited (“Geely”) and Keystone Mergersub Limited, a wholly owned subsidiary of Geely (“Merger Sub”), pursuant to which the Merger Sub will, subject to the terms and conditions thereof, merge with and into Zeekr, with Zeekr being the surviving company of the merger and becoming a wholly-owned subsidiary of Geely (such agreement, as may be amended from time to time, the “Merger Agreement”, and such transaction, the “Merger” or the “Transaction”).

This information booklet from Geely and Zeekr is provided to Zeekr ADS holders. It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election in the Transaction. We urge you to read the instructions to the enclosed ADS election form and letter of transmittal (“ADS Election Form”) carefully and review the Frequently Asked Questions below, as well as the proxy statement dated August 4, 2025 (the “Proxy Statement”), which was previously mailed to Zeekr shareholders of record as of August 14, 2025, and is also available through the U.S. Securities and Exchange Commission’s (the “SEC”) web site at www.sec.gov. After reviewing these materials, you are encouraged to make your election as promptly as possible. If you have additional questions after reading these materials, you should contact the information agent for the Transaction, Georgeson LLC (“Georgeson” or the “Information Agent”) at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada).

FREQUENTLY ASKED QUESTIONS

1.             Why have I been sent an ADS Election Form?

On July 15, 2025, Zeekr, Geely and Merger Sub entered into the Merger Agreement, a copy of which is attached as Annex A to the Proxy Statement.

Under the terms of the Merger Agreement, subject to the restrictions applicable to PRC ODI Investors and Hong Kong Non-Professional Investors (as set forth in Question 8 below), each Zeekr shareholder has the opportunity to elect to receive, as merger consideration, for any ordinary share of Zeekr, par value US$0.0002 per share (each, a “Zeekr Share”, and collectively, “Zeekr Shares”) that such shareholder owns (other than certain excluded shares as set forth in the Merger Agreement), without interest and net of any applicable withholding taxes, either:

(1)	US$2.687 in cash per Zeekr Share; or

(2)	1.23 fully paid, non-assessable shares of Geely with a nominal value of HK$0.02 each (each, a “Geely Share”, and collectively, “Geely Shares”) per Zeekr Share.

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Under the terms of the Merger Agreement, The Bank of New York Mellon (the “Depositary”), as the registered holder of Zeekr Shares underlying American depositary shares each representing ten (10) Zeekr Shares (each a “Zeekr ADS”), has the opportunity to make elections as described above with respect to such Zeekr Shares, based on instructions from holders of Zeekr ADSs representing such Zeekr Shares. Specifically, subject to the restrictions applicable to Hong Kong Non-Professional Investors and PRC ODI Investors as described in Question 8 below, each holder of Zeekr ADSs has the opportunity to instruct the Depositary that such Zeekr ADS holder elects to receive, as merger consideration, for any Zeekr ADS that such Zeekr ADS holder owns (other than Zeekr ADSs constituting certain excluded shares as set forth in the Merger Agreement), without interest and net of any applicable withholding taxes, either:

(1)	US$26.87 in cash per Zeekr ADS (“Cash Consideration”, and such election, a “Cash Election”) or

(2)	12.3 fully paid, non-assessable Geely Shares per Zeekr ADS (“Stock Consideration”, and such election, a “Stock Election”), which will be deposited for delivery of American depositary shares, each representing and exchangeable for twenty (20) Geely Shares (each a “Geely ADS”).

The ADS Election Form is provided for Registered Zeekr ADS Holders to indicate their election to receive the Cash Consideration or the Stock Consideration for their Zeekr ADSs. “Registered Zeekr ADS Holder” means any holder of Zeekr ADSs registered on the register of ADS holders maintained by the Depositary.

If you are a Registered Zeekr ADS Holder, you should return to the Depositary, at the address shown on the first page of the ADS Election Form (which is also set forth in Instruction 5 to the ADS Election Form):

(1)	the ADS Election Form, duly completed and signed (accompanied, where applicable, by proper evidence of the signing person’s authority to act as described Instruction 2, with signature guarantee if required as described in Instructions 1, 2 and 3);

(2)	if the Zeekr ADSs to which the ADS Election Form relates are certificated, the certificate(s) evidencing such Zeekr ADSs; and

(3)	a duly completed and signed Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable (items (1) through (3) collectively, the “Election Documents”)

If you hold your Zeekr ADSs through a securities intermediary such as a broker, bank or other intermediary, (i) you should make an election with respect to your Zeekr ADSs by giving instructions to your securities intermediary so that they can make an election for your Zeekr ADSs on your behalf through the automated system of the DTC in accordance with your instructions (ii) you should NOT complete the ADS Election Form, which is provided to you for information as its terms also govern your election. Please provide your instructions to your securities intermediary by following their procedure and requirements. Please contact your securities intermediary with any questions.

2.             What is the ADS Election Form?

The enclosed ADS Election Form lets the Depositary know your preferred form of the merger consideration for your Zeekr ADSs if you are a Registered Zeekr ADS Holder.

If you hold your Zeekr ADSs through a securities intermediary such as a broker, bank or other intermediary, the ADS Election Form is provided to you for information as its terms also govern your election, which should be made by giving instructions to your securities intermediary and you should NOT complete the ADS Election Form.

3.             If I am a Registered Zeekr ADS Holder, how do I make an election?

You should make your election by using the ADS Election Form.

The ADS Election Form is divided into separate sections. Instructions for completing each section are set out in the ADS Election Form, where applicable. You are entitled to make a Cash Consideration or a Stock Consideration with respect to each of your Zeekr ADSs, subject to restrictions applicable to Hong Kong Non-Professional Investors and PRC ODI Investors as described in Question 8 below.

When completed, please sign and date the ADS Election Form and send it to the Depositary along with all your other Election Documents, so that you can make your election to receive the Cash Consideration or the Stock Consideration, subject to restrictions applicable to Hong Kong Non-Professional Investors and PRC ODI Investors as described in Question 8 below.

Election Information Booklet - Page 16

Please see Question 14 for important tax information concerning the submission of your ADS Election Form to The Depositary.

Please note that if your Zeekr ADSs are held jointly, signatures of all joint owners are required.

The ADS Election Form authorizes the Depositary to take all actions necessary to accomplish the delivery of the Cash Consideration and the Stock Consideration, as applicable, in exchange for your Zeekr ADSs.

4.	If I hold my Zeekr ADSs through a securities intermediary such as a broker, bank or other intermediary, how do I make an election?

If you hold your Zeekr ADSs through a securities intermediary, you should make an election with respect to such Zeekr ADSs by giving instructions to your securities intermediary so that they can make an election for your Zeekr ADSs on your behalf through the automated system of the DTC in accordance with your instructions. Please follow their procedure and requirements as to how you should provide your instructions to them. You should NOT complete the ADS Election Form, which is provided to you for information as its terms also govern your election. Please contact your securities intermediary with any questions.

5.             When is my election due?

The “Election Deadline” for the Depositary to make elections with respect to the Zeekr Shares underlying your Zeekr ADSs is:

(1)	5:00 p.m., U.S. Eastern Time, on a Business Day as determined by Geely in good faith; and

(2)	not expected until the fourth quarter of 2025.

Geely and Zeekr will make a public announcement or issue a press release in respect of the anticipated Election Deadline at least five Business Days prior to the anticipated Election Deadline. Zeekr will furnish such public announcement or press release under Form 6-k, which will be available through the SEC’s web site at www.sec.gov. “Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York city, New York, the Cayman Islands, Hong Kong or Shanghai, China.

Accordingly, unless the Depositary has otherwise advised you of an earlier processing deadline, if you are a Registered Zeekr ADS Holder, it is imperative that the Depositary RECEIVES all your Election Documents no later than 5:00 p.m., U.S. Eastern Time, on the second Business Day prior to the Election Deadline (the “ADS Election Return Deadline”).

If you miss the ADS Election Return Deadline, your election with respect to your Zeekr ADSs will not be considered validly made, the Depositary will not make an election with respect to the Zeekr Shares underlying such Zeekr ADSs, and will therefore receive cash as consideration for such Zeekr Shares. As a result, you will receive Cash Consideration for such Zeekr ADSs.

Similarly, if you hold your Zeekr ADSs through a securities intermediary such as a broker, bank or other intermediary, it is imperative that the Depositary RECEIVES your election, through your securities intermediary, no later than the ADS Election Return Deadline. Otherwise, your election with respect to your Zeekr ADSs will not be considered validly made, the Depositary will not make an election with respect to the Zeekr Shares underlying such Zeekr ADSs, and will therefore receive cash as consideration for such Zeekr Shares. As a result, you will receive Cash Consideration for such Zeekr ADSs. Please follow the timeline for submitting your election instructions to your securities intermediary, as prescribed by your securities intermediary, which will be earlier than the ADS Election Return Deadline, so as to give your securities intermediary time to make an election through the automated system of the DTC on your behalf based on your instructions.

Election Information Booklet - Page 17

6.	What happens if I do not make an election, miss the deadline for making an election or otherwise fail to make a valid election?

If you are a Registered Zeekr ADS Holder and do not submit a duly completed and signed ADS Election Form or any of your other Election Documents, miss the ADS Election Return Deadline or otherwise fail to make a valid election with respect to any of your Zeekr ADSs, you will be deemed to not have made an election as to the form of consideration to be received in exchange for such Zeekr ADSs.

Similarly, if you hold your Zeekr ADSs through a securities intermediary such as a broker, bank or other intermediary, you did not give instructions to your securities intermediary as to your election, or if you miss the deadline for giving such instructions as prescribed by your securities intermediary, or if you or otherwise fail to make a valid election with respect to any of your Zeekr ADSs, you will be deemed to not have made an election as to the form of consideration to be received in exchange for such Zeekr ADSs.

In either case, as a result and as provided in the Merger Agreement, you will receive Cash Consideration for such Zeekr ADSs.

7.	I have received more than one set of identical election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?

Yes. If you received more than one set of election materials, this indicates that you own Zeekr ADSs in more than one manner or in more than one name. Each set of election materials you receive is specific to the manner in which you hold your Zeekr ADSs. Failure to duly complete the actions required by either set of election materials by the deadline as set forth in such set of election materials means that no valid election will be made with respect to the Zeekr ADSs to which that set of election materials apply, and you will receive Cash Consideration with respect to such Zeekr ADSs.

8.	Under the terms of the Merger Agreement, what will I receive in exchange for my Zeekr ADSs upon completion of the Transaction?You may make, for each Zeekr ADS that you own:

•	a “Cash Election” of US$26.87 in cash; or

•	a “Stock Election” of 12.3 Geely Shares, which shall be deposited for delivery of Geely ADSs, each representing and exchangeable for twenty (20) Geely Shares.

However, if you are a Hong Kong Non-Professional Investor, you may only make a Cash Election and may not make a Stock Election with respect to any of your Zeekr ADSs. Any election made by or on behalf of a Hong Kong Non-Professional Investor will not have been validly made to the extent that it purports to be a Stock Election. “Hong Kong Non-Professional Investor” means any person (i)(x) whose address as shown on the register of ADS holders maintained by the Depositary or any direct or indirect participant in The Depository Trust Company (“DTC”) system with respect to Zeekr ADSs is an address in Hong Kong; or (y) whose primary residential address (in the case of a corporation, its registered address) is an address in Hong Kong; and (ii) does not qualify as a professional investor pursuant to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder. You should consult your own Hong Kong counsel if you are in any doubt whether you are a Hong Kong Non-Professional Investor.

Election Information Booklet - Page 18

If you are a PRC ODI Investor and you make a Stock Election with respect to any of your Zeekr ADSs or if you make a Stock Election with respect to any Zeekr ADSs on behalf of any PRC ODI Investor, you or such PRC ODI Investor, as applicable, must have all Applicable ODI Filings completed prior to the Election Deadline. Any Stock Election made by or on behalf of a PRC ODI Investor will not be considered validly made unless, prior to the Election Deadline, all Applicable ODI Filings applicable to such PRC ODI Investor have been completed and remain in full force and effect, and satisfactory documentary evidence thereof has been provided or otherwise made available to Geely, which evidence must been marked to identify the name of such PRC ODI Investor or the voluntary offer identification number assigned by DTC in connection with such election if made through the DTC’s ATOP system, as applicable. “PRC ODI Investor” means any person who or whose affiliate is required to complete any NDRC Filings, MOFCOM Filings or SAFE Filings in connection with its receipt of the applicable Stock Consideration in the Merger pursuant to the terms of the Merger Agreement (such NDRC Filings, MOFCOM Filings and SAFE Filings, to the extent required to be completed by such person or its affiliate prior to its receipt of the applicable Stock Consideration, such person’s “Applicable ODI Filings”). “NDRC Filings” means collectively, any filings with, reporting to or permits, authorizations, consents and approvals of the National Development and Reform Commission of the PRC (or its successor), or the local counterpart of such Governmental Entity, which are required to be made under the Measures for the Administration of Overseas Investment of Enterprises (《企业境外投资管理办法》) promulgated by the National Development and Reform Commission of the PRC on December 26, 2017, and effective from March 1, 2018 (as amended, supplemented or otherwise modified from time to time), or any replacement or successor Law thereof. “MOFCOM Filings” means, collectively, any filings with, reporting to, registrations with or permits, authorizations, consents and approvals of the Ministry of Commerce of the PRC (or its successor), or the local counterpart of such Governmental Entity, which are required to be made under the Measures for the Administration of Overseas Investment (《境外投资管理办法》) promulgated by the Ministry of Commerce of the PRC on September 6, 2014, and effective from October 6, 2014 (as amended, supplemented or otherwise modified from time to time), or any replacement or successor Law thereof. “SAFE Filings” means any filings or registrations with the State Administration of Foreign Exchange of the PRC (or its successor), the local counterpart of such Governmental Entity, or a commercial bank authorized by the foregoing, which are required to be made under the Regulations on Foreign Exchange Administration of Outbound Direct Investment by Domestic Institutions (《境内机构境外直接投资外汇管理规定》) promulgated by the State Administration of Foreign Exchange of the PRC on July 13, 2009, and effective from August 1, 2009 (as amended, supplemented or otherwise modified from time to time), or any replacement or successor Law thereof. “PRC” means the People’s Republic of China, excluding, for purposes of the Transaction, Hong Kong, Macau and Taiwan. You should consult your own PRC counsel if you are in any doubt whether you are a PRC ODI Investor.

9.	What is a Geely ADS?

A Geely ADS is an American depositary share which represents and is exchangeable for twenty (20) Geely Shares. For further information about Geely ADSs, see the description of Geely ADSs contained in section entitled “Description of Geely American Depositary Shares” beginning on page 58 of the Proxy Statement.

10.	Do I have to make an election with respect to all the Zeekr ADSs that I own? Do I have to make the same election with respect to all the Zeekr ADSs that I own?

No, you do not have to make an election with respect to all your Zeekr ADSs, nor do you have to make the same election with respect to all your Zeekr ADSs.

Election Information Booklet- Page 19

You may make an election with respect to some of your Zeekr ADSs and make no election with respect to the rest of your Zeekr ADSs. You may make a Cash Election or a Stock Election with respect to each of your Zeekr ADSs. For any Zeekr ADSs held by you that are not covered by a validly submitted election, you will receive the Cash Consideration.

The elections that you make may affect the tax consequences of the Transaction to you. For a general description of the tax consequences of the Transaction, see the sections entitled “Special Factors—U.S. Federal Income Tax Consequences”, “Special Factors—PRC Income Tax Consequences,” “Special Factors—HK Income Tax Consequences” and “Special Factors—Cayman Islands Tax Consequences” beginning on pages 52, 55, 56 and 57, respectively, of the Proxy Statement. We also encourage you to consult your tax advisor with respect to the tax consequences of different election options.

11.	Am I guaranteed to receive what I ask for in my election that is validly made if the Merger is consummated?

Yes, except that you will not receive any fractional Geely ADSs. Please see Question 12.

12.	Will I receive any fractional Geely ADSs?

No. No fractional Geely ADSs will be issued or delivered in the Transaction, and Zeekr ADS holders will receive net cash proceeds of a sale any fractional entitlement to a Geely ADS.

13.	How long will it take to receive the Cash Consideration or the Stock Consideration after the effective date of the Transaction?

If you have made a valid election to receive the Stock Consideration with respect to any of your Zeekr ADSs, within five (5) Business Days after the effective date of the Transaction, Geely will cause the Geely Shares representing such Stock Consideration payable in respect of such Zeekr ADSs to be issued to and deposited with the Depositary or its designated person, and upon such issuance and deposit, the Depositary will deliver Geely ADSs representing such Geely Shares to you (or to DTC, for allocation by it to you), except that (i) no fractional Geely Shares will be issued in connection with the Merger, and the Depositary will receive cash in lieu of any fractional Geely Shares in accordance with the terms of the Merger Agreement and (ii) no fractional Geely ADSs will be issued or delivered in connection with the Merger, and Zeekr ADS holders will receive net cash proceeds of a sale any fractional entitlement to a Geely ADS.

With respect to any of your Zeekr ADSs for which no valid election has been made or a valid Cash Election has been made (and therefore you will receive the Cash Consideration for such Zeekr ADSs), as promptly as reasonably practicable following the effective date of the Transaction, Geely will cause an amount in cash equal to such Cash Consideration payable in respect of such Zeekr ADSs to be transmitted to the Depositary, and upon receipt, the Depositary will distribute such Cash Consideration to you (or to DTC, for allocation by it to you), subject to your surrender of such Zeekr ADSs (together with the American depositary receipts evidencing such Zeekr ADSs if they are certificated).

The Depositary will distribute the Stock Consideration and the Cash Consideration, as applicable, to you directly if you are a Registered Zeekr ADS Holder, or to DTC for allocation by it if you hold your Zeekr ADSs through a securities intermediary such as a broker, bank or other intermediary.

14.	What are the tax consequences associated with each of the election options?

Different tax consequences may be associated with each of the election options. The tax consequences to you of the Transaction will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Zeekr ADSs for Geely Shares, cash or a combination of Geely Shares and cash, including the tax consequences of the various election options. For a general description of the tax consequences of the Transaction, see the sections entitled “Special Factors—U.S. Federal Income Tax Consequences”, “Special Factors—PRC Income Tax Consequences,” “Special Factors—HK Income Tax Consequences” and “Special Factors—Cayman Islands Tax Consequences” beginning on pages 52, 55, 56 and 57, respectively, of the Proxy Statement.

Election Information Booklet - Page 20

IRS CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, WE INFORM YOU THAT ANY U.S. TAX ADVICE CONTAINED IN THIS COMMUNICATION (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY MATTERS ADDRESSED HEREIN.

15.	Are there any fees associated with the exchange of Zeekr ADSs for the merger consideration?

If the Merger is completed, whether or not you make a valid election, you will be charged fees by the Depositary in connection with the surrender and exchange of your Zeekr ADSs for the merger consideration. The fees are US$0.05 per Zeekr ADS for surrender of Zeekr ADSs and US$0.02 per Zeekr ADS for depositary services.

If you make a valid Cash Election or do not make a valid election and receive the Cash Consideration as the default option, the fees will be deducted from your Cash Consideration.

If you make a valid Stock Election, the fees will be (i) required to be paid by you by check to be returned with the ADS Election Form (if you are a Registered Zeekr ADS Holder) or (ii) charged to your cash account with your securities intermediary such as a broker, bank or other intermediary (if you hold Zeekr ADSs through such securities intermediary) when the applicable Stock Consideration is delivered to you.

Any fees imposed by the Depositary upon you in connection with the issuance of Geely ADSs representing the Stock Consideration payable to you (if any) in exchange for your Zeekr ADSs in connection with the Merger will be paid by Geely.

16.	Will the Geely ADSs to be delivered to me in the Transaction in exchange for my Zeekr ADSs, if any, be publicly traded on a stock exchange?

Geely Shares issuable to you in the Transaction, if any, will be deposited for delivery of Geely ADSs. Such Geely ADSs themselves cannot be traded on any stock exchange. You can surrender your Geely ADSs to become a holder of the Geely Shares represented by such Geely ADSs subject to the terms of the Geely Deposit Agreement (including, among other things, payment of the Geely ADS cancellation fees (US$10.00 (or less) per 100 Geely ADSs (or portion thereof) to be cancelled), a wire fee (currently US$17.50 per transaction) and any applicable taxes, which will not be borne by Geely) as described in the Proxy Statement. For more details, see “Description of Geely American Depositary Shares – Deposit, Withdrawal and Cancellation” beginning on page 59 of the Proxy Statement and the Geely Deposit Agreement filed as an Exhibit to a registration statement on Form F-6 in connection with the Geely ADSs filed with the SEC on August 4, 2025, which are available at the SEC’s website at www.sec.gov.

Thereafter, at any time when Geely remains listed on the Hong Kong Stock Exchange, such Geely Shares can be traded on the Hong Kong Stock Exchange after you deposit them into the Central Clearing and Settlement System (“CCASS”) operated by Hong Kong Securities Clearing Company Limited, through your broker which is a direct or indirect participant of the CCASS system and pursuant to CCASS’s procedures and requirements.

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17.	Can I receive the Stock Consideration payable to me with respect to any of my Zeekr ADSs in the form of Geely Shares rather than Geely ADSs?

If, instead of Geely ADSs, you wish to receive the Stock Consideration payable to you with respect to any of your Zeekr ADSs in the form of Geely Shares, you need to surrender such Zeekr ADSs to become a registered holder of Zeekr Shares underlying such Zeekr ADSs and make a valid election to receive Geely Shares for such Zeekr Shares by submitting an election form applicable to Zeekr Shares (together with other required documents) prior to the Election Deadline. Questions on how to obtain such election form may be directed to Georgeson, the Information Agent for the Transaction, at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada).

As described in the Proxy Statement, if you wish to surrender your Zeekr ADSs, you need to make arrangements to deliver your Zeekr ADSs to the Depositary for cancellation sufficiently in advance, together with (i) delivery instructions for the corresponding Zeekr Shares (including, if applicable, the name and address of person who will be the registered holder of such Zeekr Shares), and (ii) payment of the Zeekr ADS cancellation fees (US$5.00 per 100 Zeekr ADSs (or portion thereof) to be cancelled and a wire fee of US$17.50 per transaction pursuant to the terms of the Zeekr Deposit Agreement, which will not be borne by Zeekr or Geely, and any applicable taxes. If you complete the surrender of your Zeekr ADSs, pay the fees described in this paragraph and cease to hold any Zeekr ADSs before the effective date of the Transaction, you will not be charged any additional fees chargeable to Zeekr ADS holders described under Question 15 above.

If you hold your Zeekr ADSs through a broker, bank or other intermediary, please contact your broker, bank or other intermediary to (i) find out what actions you need to take to instruct the broker, bank or other intermediary to surrender the Zeekr ADSs on your behalf and (ii) determine the date by which you must instruct them to act in order that the necessary processing can be completed in time for you to become a holder of Zeekr Shares and make an election in such capacity before the Election Deadline. It is difficult to predict how long the steps described above may take. If you wish to surrender your Zeekr ADSs to become registered holders of Zeekr Shares, you are advised to take action as soon as possible.

After you have received Zeekr Shares underlying your Zeekr ADSs through the steps described above, the Geely Shares issuable to you in the Transaction in exchange for your Zeekr Shares, if any, will be issued in certificated form. At any time when Geely remains listed on the Hong Kong Stock Exchange, such Geely Shares can be traded on the Hong Kong Stock Exchange after you deposit them into the CCASS system through your broker which is a direct or indirect participant of the CCASS system and pursuant to CCASS’s procedures and requirements.

If the Merger is not consummated, Zeekr will continue to be a publicly traded company in the United States and Zeekr ADSs will continue to be listed on the New York Stock Exchange (“NYSE”), provided that Zeekr continues to meet the NYSE’s listing requirements. Zeekr Shares are not listed and cannot be traded on any stock exchange other than the NYSE, and in such case only as represented by Zeekr ADSs. As a result, if you have surrendered your Zeekr ADSs and the Merger is not consummated and you wish to be able to sell your Zeekr Shares on a stock exchange, you will need to deposit your Zeekr Shares into Zeekr’s ADS program for the issuance of the corresponding number of Zeekr ADSs, subject to the terms and conditions of applicable law and the Zeekr Deposit Agreement, including, among other things, payment of relevant fees of the Depositary for the issuance of Zeekr ADSs (US$5.00 per 100 Zeekr ADS (or portion thereof) issued), applicable share transfer taxes (if any), and related charges pursuant to the Zeekr Deposit Agreement.

18.	Can I revoke my election?

If you are a Registered Zeekr ADS Holder, you may revoke an election with respect to all or any portion of the Zeekr ADSs subject to such election by providing written notice to the Depositary, accompanied by a duly completed and signed revised ADS Election Form, which must be RECEIVED by the Depositary prior to the ADS Election Return Deadline.

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If you hold your Zeekr ADSs through a securities intermediary such as a broker, bank or other intermediary, you must rely on the procedures and comply with the deadline prescribed by your securities intermediary if you wish to revoke your election with respect to all or any portion of the Zeekr ADSs subject to such election. Please contact your securities intermediary with any questions.

You will be deemed to not have made a valid election and therefore will receive Cash Consideration for the corresponding Zeekr ADSs if you properly and timely revoke a prior election without timely making a new election.

You will not be entitled to revoke or change your election following the applicable deadline for revocation as described above, unless the Merger Agreement is thereafter terminated (whereupon all elections shall automatically be deemed to be revoked). As a result, if you have made a valid election, you will be unable to revoke such election during the period between the applicable deadline for revocation as described above and the date of completion of the Transaction or termination of the Merger Agreement.

19.	How will I know when the Merger is completed?

Zeekr will issue a press release announcing completion of the Merger when it is completed. You can obtain this information at the SEC’s website at www.sec.gov, or by calling Georgeson, the Information Agent for the Transaction, at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada).

20.	Irregularities.

As between any Zeekr ADS holder and the Depositary:

(1)	all questions as to the validity of any election and compliance by such Zeekr ADS holder with the election procedures and requirements set forth herein (including whether any election, revocation or change has been properly or timely made) with respect to any Zeekr ADSs will be determined by the Depositary in its sole discretion, and the Depositary’s determinations shall be final and binding;

(2)	the Depositary reserves the absolute right to reject any and all surrenders of Zeekr ADSs that it determines are not in proper form or the surrender of which may, in the opinion of the Depositary’s counsel, be unlawful;

(3)	the Depositary also reserves the absolute right to waive any defect or irregularity in the surrender of any Zeekr ADSs; and

(4)	the Depositary’s interpretation of the terms and conditions of election, including the ADS Election Form, will be final and binding.

No surrender of Zeekr ADSs will be deemed to be properly made until all defects and irregularities have been cured or waived.

None of Zeekr, Geely, the Depositary or any other person is or will be obligated to give notice of any defects or irregularities in the surrender of Zeekr ADSs and none of them will incur any liability for failure to give any such notice.

21.	Who do I call if I have additional questions?

You may contact the Information Agent for the Transaction, Georgeson LLC at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada).

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IRS Form W-9

[Attached]

IRS Forms W-8

[Attached]

Please read the instructions for IRS Form W-8 to determine which Form W-8 applies to you